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                           OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       OF
                         NIMBUS CD INTERNATIONAL, INC.

                                       AT
                              $11.50 NET PER SHARE
                                       BY
                           NEPTUNE ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                           CARLTON COMMUNICATIONS PLC

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON TUESDAY, JULY 21, 1998, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase, dated June 23, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the Offer by Neptune Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Carlton Communications Plc, an English public limited company ("Parent"), to purchase all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Nimbus CD International, Inc., a Delaware corporation (the "Company"), at $11.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to stockholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The Offer price is $11.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2.  The Offer is being made for all outstanding Shares.

    3. THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED BY UNANIMOUS VOTE (WITH ONE DIRECTOR ABSENT) THAT EACH OF THE OFFER AND THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF SHARES, HAS APPROVED THE OFFER, THE MERGER AND THE MERGER AGREEMENT, AND HAS RECOMMENDED BY UNANIMOUS VOTE (WITH ONE DIRECTOR ABSENT) THAT HOLDERS OF SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.
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    4.  The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with any Shares beneficially owned by Parent or Purchaser, represent at least a majority of the Shares outstanding on a fully diluted basis on the date of purchase. The Offer is also subject to other terms and conditions, including receipt of certain regulatory approvals, set forth in the Offer to Purchase. Subject to the terms of the Merger Agreement, any or all conditions to the Offer may be waived by Purchaser.

    5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, July 21, 1998, unless the Offer is extended.

    6. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 16, 1998 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of the Company, owned by Parent, Purchaser or any other wholly owned subsidiary of Parent or held by stockholders who perfect their dissenters' rights under Delaware law) will be converted into the right to receive the per Share price paid in the Offer, without interest.

    7. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

    Payment for Shares accepted for payment pursuant to the Offer will be in all cases made only after timely receipt by ChaseMellon Shareholder Services, L.L.C. (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of Purchaser by Lazard Freres & Co. LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.

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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       OF
                         NIMBUS CD INTERNATIONAL, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 23, 1998 and the related Letter of Transmittal, in connection with the offer by Neptune Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Carlton Communications Plc, an English public limited company, to purchase for cash all outstanding Shares, par value $.01 per share (the "Shares"), of Nimbus CD International, Inc., a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Dated:          , 1998

NUMBER OF SHARES TENDERED*

_______________ SHARES

                                   SIGN HERE

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                                  Signature(s)

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                              Please Print Name(s)

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                            Please Print Address(es)

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                       Area Code and Telephone Number(s)

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                Tax Identification or Social Security Number(s)

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*Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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